EXHIBIT 21

Subsidiaries of Xerox Corporation

A.   Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of February 1, 1996. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                           Incorporated In   Ownership %

Xerox Canada Inc.                            Ontario, Canada        90
    Xerox Canada Finance Inc.                Ontario, Canada       100
    Xerox Canada Ltd.                        Ontario, Canada        65
Lyell Holdings Limited                       Delaware              100
    Xerox Business Equipment Limited         United Kingdom        100
    Xerox Research (UK) Limited              United Kingdom        100
Xerox Business Equipment, Inc.               Delaware              100
Xerox Financial Services, Inc.               Delaware              100
    International Insurance Company          Illinois              100
    OakRe Life Insurance Company             Missouri              100
    Xerox Credit Corporation                 Delaware              100
      XCC Investment Corporation             Delaware              100
    Talegen Holdings, Inc.                   Delaware              100
    Xerox Life Management Company            Delaware              100
    Ridge Reinsurance Limited                Bermuda               100
    The Resolution Group, Inc.               Delaware              100
Xerox Foreign Sales Corporation              Barbados              100
Xerox Realty Corporation                     Delaware              100
Xerox do Brasil, Ltda.                       Brazil                100
Xerox Mexicana, S.A. de C.V.                 Mexico                100
Rank Xerox Investments Limited               Bermuda              66.7
Rank Xerox Limited                           United Kingdom       51.2
    Bessemer Trust Limited                   United Kingdom        100
    Fuji Xerox Co., Ltd.                     Japan                  50
    Modi Xerox Limited                       India                35.9
    Rank Xerox (U.K.) Limited                United Kingdom        100
    Rank Xerox (Ireland) Limited             United Kingdom        100
    Rank Xerox Espanola S.A.                 Spain                 100
        Rank Xerox de Financiacion S.A.      Spain                 100
    Rank Xerox Finance (Nederland) BV        Netherlands           100
    Rank Xerox Greece S.A.                   Greece                100
    NV Rank Xerox Credit S.A.                Belgium               100
    Rank Xerox Finance AG                    Switzerland           100
    Rank Xerox Finance Limited               United Kingdom        100
    Rank Xerox Leasing GmbH                  Germany               100
    Rank Xerox Leasing International
        Finance BV                           Netherlands           100
    Rank Xerox - The Document Company S.A.   France                100
        Burofinance S.A.                     France                 66
    Rank Xerox Exports Limited               United Kingdom        100
    N.V. Rank Xerox S.A.                     Belgium               100
    Rank Xerox Austria GmbH                  Austria               100
    Rank Xerox A/S                           Denmark               100
        Rank Xerox Finans A/S                Denmark               100
    Rank Xerox Oy                            Finland               100

Name of Subsidiary                           Incorporated In   Ownership %

    Rank Xerox GmbH                          Germany               100
    Rank Xerox S.p.A.                        Italy                 100
    Rank Xerox AG                            Switzerland           100
    Rank Xerox AS                            Norway                100
    Rank Xerox Management Services S.A.      Belgium               100
    Rank Xerox Pensions Limited              United Kingdom        100
    Rank Xerox A.B.                          Sweden                100
    Rank Xerox (Nederland) B.V.              Netherlands           100
Rank Xerox Holding B.V.                      Netherlands          51.2
    Rank Xerox Manufacturing
      (Nederland) B.V.                       Netherlands           100
R-X Holdings Limited                         Bermuda              66.7
    Xerox Limited                            Bermuda               100



B.   Talegen Holdings, Inc.

          Insurance Holding Company System Organizational Chart

All controlled persons and controlled insurers of Talegen Holdings, Inc., a Delaware corporation ("Talegen"), (under applicable state insurance laws), are set forth in the following table, together with the jurisdiction of domicile of each and the percentage of voting securities owned as of January 1, 1996. Unless otherwise indicated, all of the persons included in the table are corporations, the voting securities of which are directly owned by Talegen. All of the outstanding capital stock of Talegen is owned by Xerox Financial Services, Inc., a Delaware corporation ("XFSI"), which is a wholly-owned subsidiary of Xerox Corporation. XFSI also owns, effective as of December 31, 1995, all of the outstanding capital stock of The Resolution Group, Inc., a Delaware corporation which was formerly a wholly-owned subsidiary of Talegen.

Name of Subsidiary                           Incorporated In   Ownership %

Coregis Group, Inc.                          Delaware              100
    Coregis Insurance Company                Indiana               100 (1)
    Coregis Indemnity Company                Illinois              100 (1)
    California Insurance Company             California            100 (1)
    Coregis Managers Corporation (IL)        Illinois              100 (1)
Crum & Forster Holdings, Inc.                Delaware              100
    United States Fire Insurance Company     New York              100 (1)
      Southbend Properties, Inc.             Texas                 100 (1)
    The North River Insurance Company        New Jersey            100 (1)
    Crum and Forster Insurance Company       New Jersey            100 (1)
    Crum & Forster Underwriters Co. of Ohio  Ohio                  100 (1)
    Crum & Forster Indemnity Company         New York              100
    Crum & Forster Custom Securities, Inc.   California            100 (1)
Industrial Indemnity Holdings, Inc.          Delaware              100
    Industrial Indemnity Company             California            100 (1)
      Claremont Holdings Limited             Bermuda               9.2
        Claremont Insurance Limited          Bermuda               100
      Industrial/Las Flores, Inc. (5)        California            100 (1)
      Industrial/Canyon Creek, Inc. (5)      California            100 (1)
      Industrial/Shadowridge, Inc. (5)       California            100 (1)
      Industrial/Mountainback, Inc. (5)      California            100 (1)
      Industrial/Channing, Inc. (5)          California            100 (1)
    Industrial Indemnity Company of Alaska   Alaska                100 (1)
    Industrial Indemnity Company of Idaho    Idaho                 100 (1)(2)
    Industrial Indemnity Company
      of the Northwest                       Washington            100 (1)
    Industrial Insurance Company             California            100 (1)
    Employers First Insurance Company        California            100 (1)
    255 California Corporation               California            100 (1)
    Industrial Indemnity Insurance
      Services, Inc.                         California            100 (1)
      American All Risk Loss Administrators  California             40 (1)
Westchester Specialty Group, Inc.            Delaware              100
    Westchester Fire Insurance Company       New York              100 (1)
    Westchester Surplus Lines Insurance
      Company                                Georgia               100 (1)
    Industrial Underwriters Insurance
      Company                                Texas                 100 (1)
    Westchester Specialty Insurance
      Services, Inc.                         Nevada                100 (1)


Name of Subsidiary                           Incorporated In   Ownership %

    Industrial Excess & Surplus Insurance
      Brokers                                California            100 (1)
Talegen Properties, Inc.                     Delaware              100
Infocus Employee Services, Inc.              Delaware             92.5
Filoli Information Systems Company           Delaware               40
Apprise Corp.                                New Jersey            100
Crum & Forster of Canada Ltd.                Canada                100
First Quadrant Corp.                         New Jersey            100
    First Quadrant Limited                   United Kingdom        100 (1)(4)
Herald Insurance Company                     Canada                100 (3)


(1) Directly or indirectly owned by a subsidiary of Talegen.

(2) Includes qualifying shares held by directors.

(3) Includes less than 1/5 of 1% shares beneficially owned by directors.

(4) Includes one share held by Talegen in trust and as nominee for First Quadrant Corp.

(5) Subject to the receipt of a tax clearance from the California Franchise Tax Board, the effective date of the dissolution of this corporation will be December 18, 1995.